UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2025

GlobalTech Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-56482	82-3926338
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3550 Barron Way Suite 13a, Reno, NV	89511
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 775-624-4817

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Share Exchange Agreement

On November 25, 2025, GlobalTech Corporation (the “Company”, “we” and “us”), entered into a Share Exchange Agreement (the “Exchange Agreement”), with 123 Investments Limited, a private company registered under the laws of England and Wales (“123 Investments”), and Stephen Buck and John Patrick Bywater, the shareholders of 123 Investments (the “Shareholders”). 123 Investments, through its subsidiaries, is an independent footwear company based in the United Kingdom, which operates a retail brick and mortar as well as e-commerce stores, and they have developed technology solutions to improve sales on e-commerce platforms which include a buyer’s application, and retail and online sales channels.

Pursuant to the Exchange Agreement, the Shareholders agreed to exchange 51% of the outstanding securities of 123 Investments (the “Exchange” and the “123 Investments Stock”) with the Company in consideration for the following, issuable pro rata with each Shareholder’s ownership of 123 Investments:

(i) 82,800 shares of newly designated shares of Series A Convertible Preferred Stock of the Company (the “Series A Preferred Stock”) at Closing (defined below) (the “Closing Series A Stock”), each having a deemed value of $100 (the “Agreed Value”).  A description of the terms of the Series A Preferred Stock is included under Item 5.03 of this Current Report and is incorporated herein by reference;

(ii) 750,000 shares of the Company’s common stock at Closing (defined below) (the “Closing Company Common Stock”, and together with the Closing Series A Stock, the “Closing Shares”);

(iii) up to an additional 9,200 shares of Series A Preferred Stock, issuable by the Company within seven days after the one-year anniversary of the Exchange if, and only if, the Shareholders have not defaulted in, or breached, any of their obligations, covenants or representations under the Exchange Agreement or the Shareholders Agreement (defined below)(the “Holdback Shares”); and

(iv) the right to earn additional consideration of up to $1,000,000 (the “Earnout Consideration”) in the event that both (a) the total EBITDA of 123 Investments in the fiscal year ended December 31, 2026 is equal to or greater than 2.5 million GBP; and (b) the total net profit of 123 Investments in the fiscal year ended December 31, 2026 is equal to or greater than 1.0 million GBP, based on the financial statements of 123 Investments provided to the Company by February 28, 2027.  The Earnout Consideration may be paid, at the Company’s option, in cash or shares of Company common stock, with the total number of shares of Company common stock issuable to the Shareholders equal to the total amount of Earnout Consideration divided by the average closing price of the Company’s common stock on the last five trading days of calendar 2026, rounded up to the nearest whole share (the “Earnout Shares”).

In addition, the Company has agreed to make available to 123 Investments a three-year revolving credit facility of US$3,000,000, the terms of which will be purely commercial terms arrived at on an arm’s length basis, to 123 Investments (the “Credit Facility”).  The Credit Facility must be made available as soon as practically possible, and in any case no later than fourteen days after funds become available to the Company.  If the Credit Facility cannot be made available to 123 Investments by January 15, 2026 (subject to extension due to delays by 123 Investments in delivering certain financial statements to the Company)(the “Credit Facility Deadline”) or if the Credit Facility is not provided for more than fourteen days after the Company’s common stock is listed on the Nasdaq Capital Market; Nasdaq Global Market, or NYSE American (an “Uplisting”), or, then 123 Investments may obtain a similar credit facility and the Company will be obligated to make available sufficient collateral or security required to raise US$3,000,000.  In addition, if the Company fails to make the Credit Facility available to 123 Investments on or before the Credit Facility Deadline or if an Uplisting fails to occur on or before December 31, 2025, the Shareholders will be deemed to have satisfied all requirements to earn the Earnout Consideration described above.  The Credit Facility must be drawn down by 123 Investments in full within the first eighteen months of its three-year term.

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Pursuant to the Exchange Agreement, each of the Shareholders agreed that for a period of three years following the Closing, except through 123 Investments or its subsidiaries, that neither would compete against the Company in the United Kingdom and such countries of the Middle East as are members of the Gulf Cooperation Council (namely, Bahrain, Kuwait, Oman, Qatar, Saudi Arabia, and the United Arab Emirates), in connection with any product or service offered by, researched by, or developed by, the Company, 123 Investments, or its subsidiaries, at any time during the three years prior to the applicable date of determination, in the software solutions industry.

The Exchange Agreement includes representations and warranties, indemnification obligations, and confidentiality obligations of the parties, customary with a transaction of the size and type as the Exchange Agreement.

The closing of the transactions contemplated by the Exchange Agreement (the “Closing”) are subject to customary closing conditions including the satisfactory outcome of due diligence by the Company; entry into the Shareholders Agreement, Voting Agreement, and Lock-Up Agreement; and the Shareholders’ taking steps to ensure that the board of directors of 123 Investments has five members shortly after closing, of whom three will be appointed by the Company and two will be appointed by the Shareholders.

The Company anticipates the closing of the Exchange occurring on or about December 10, 2025 (the date of such closing, as applicable, the “Closing Date”), and the Closing is subject to certain customary closing conditions, including the delivery of officer’s certificates, accredited investor questionnaires, and other confirmations, and cannot occur more than 40 days after the date of the Exchange Agreement, without approval of the parties. The Exchange Agreement can be terminated at any time prior to closing, with the mutual consent of the Company and 123 Investments; by a non-breaching party after thirty days’ notice of the breach of the agreement to the breaching party, and failure to cure such breach within 30 days (which under certain circumstances can be extended for an additional 15 days); by a party if the closing has not occurred prior to such required closing date (subject to certain requirements); by the Company or a simple majority of the Shareholders, in the event certain requirements to closing become incapable of fulfillment and have not been waived by such party; by a party (including the Shareholders, with consent of a simple majority of the Shareholders), if there (i) is any actual or threatened action or proceeding before any court or any governmental body which seeks to restrain, prohibit, or invalidate the transactions contemplated by the Exchange Agreement which makes it inadvisable to proceed with the Exchange; or (ii) any of the transactions contemplated by the Exchange Agreement are disapproved by any regulatory authority whose approval is required to consummate such transactions or if there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Exchange.

Following the Closing, the Shareholders are required to assist the Company, at 123 Investments’ sole cost and expense, with the preparation of financial statements in accordance with US GAAP, pro forma financial information and such other interim financial information as required by Item 2.01 and/or Item 9.01 of Form 8-K and Regulation S-X of the Securities Act of 1933, as amended (the “Securities Act”), to the extent deemed required by the Company and its advisors (the “Financial Statements”). In the event that the Financial Statements are not delivered to the Company by the sixty-five (65) days following the Closing, 123 Investments is liable to the Company for damages of US$10,000 per day, up to a maximum of US$200,000, until such Financial Statements, in form ready to be filed on the Electric Data Gathering, Analysis and Retrieval (EDGAR), are delivered (the “Penalty”). The Penalty shall only be paid by the retention by the Company of Holdback Shares and/or cancellation of the obligation to issue such Holdback Shares.

The Shareholders agreed to only operate 123 Investments in the ordinary course of business prior to Closing.

Shareholders Agreement

The Exchange Agreement also required that the Shareholders and the Company enter into a Shareholders Agreement (the “Shareholders Agreement”), which Shareholders Agreement dated November 24, 2025, was entered into on November 25, 2025, to be effective on the Closing Date, and includes, among other things, the following provisions:

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Transfer Restrictions: The Shareholders Agreement prohibits the sale or transfer of any shares of 123 Investments without the consent of shareholders who collectively own and can vote more than 75% of all shares of 123 Investments (a “Super Majority In Interest”), subject to certain customary exceptions to affiliates of the shareholder who agree to be bound by the Shareholders Agreement.

Buyout Right: The Shareholders Agreement provides the Company with a buyout right beginning on the earlier of (i) the date of any Uplisting and (ii) the date the Credit Facility has been made available to 123 Investments, and continuing until the Shareholders hold no shares in 123 Investments, exercisable upon written notice from the Company to the Shareholders, which provides the Company the right to purchase all, but not less than all, of the shares of 123 Investments then held by the Shareholders (i.e., the 49% of 123 Investments retained by such Shareholders following the Closing) for an aggregate cash purchase price equal to the greater of (A) 120% of the Put Option Price (defined below) and (B) $200,000 for each 1% of the shares of 123 Investments acquired (as applicable, the “Buyout Price”).  The “Put Option Price” means 10% of the sum of (i) 70% of the product of ten (10) multiplied by the earnings before interest, taxes, depreciation and amortization (EBITDA) of 123 Investments for the most recently completed fiscal year, and (ii) 30% of the product of fourteen (14) multiplied by the free cash flow of 123 Investments for the most recently completed fiscal year.

Put Option:  The Shareholders Agreement provides the Shareholders with the right, exercisable during the twenty business days after the annual general meeting of 123 Investments in the third financial year following the year in which the Credit Facility is made available to 123 Investments herein (the “Put Option Period”), to exchange up to 10% of the shares then held by the Shareholders in 123 Investments for shares of the Company’s common stock (the “Put Option Shares”)(with the number of Put Option Shares being equal to (i) the Put Option Price divided by (ii) the greater of (A) the average of the volume weighted average prices (VWAPs) for the ninety days prior to the date of determination; and (B) $2.50, as adjusted equitably for stock splits, stock dividends and recapitalizations (the “Put Option”). The Put Option is subject to, and can only be exercised if, (i) the Current Shareholders have converted their entire holding of Series A Preferred Stock of the Company into Company common stock, and (ii) 123 Investments has attained at least 75% of each of the following performance targets for the third financial year following the year in which the Credit Facility is made available to 123 Investments: (A) revenue of GBP 49 million, (B) EBITDA of GBP 4.897 million, (C) net profit (after tax) of GBP 2.743 million, and (D) free cash (equal to cash flow from operations less capital expenditures) of GBP 3.5 million (collectively, the “Performance Targets”).  The Performance Targets will be reduced by 40% if the Uplisting does not occur on or before December 31, 2025 or if the Credit Facility is not provided on or before the Credit Facility Deadline.

Right of First Refusal:  The Shareholders Agreement provides each shareholder of 123 Investments, subject to certain customary permitted transfer rights, a right of first refusal to purchase any shares of 123 Investments which any shareholder desires to transfer, at the price that they are offered to be transferred or (i) the value of the applicable shares mutually agreed upon between the applicable offering shareholder (or his or her representative, as applicable), if any, and 123 Investments, or all of the remaining shareholders, as applicable, or (ii) if the applicable parties cannot agree, the value of such shares as determined in good faith by shareholders holding more than 50% of the 123 Investment shares.

Other Rights: The Shareholders Agreement includes (i) drag along rights, requiring the Shareholders to be dragged along in any change of control transaction proposed by the Company, but only if the Put Option Period has passed, the Uplisting has occurred, and the Credit Facility has been made available to 123 Investments; (ii) tag along rights, allowing the Shareholders to participate in any change of control transaction proposed by the Company, but only if the Put Option Period has passed; and (iii) certain buyout rights in the event of the death or incapacity of an individual shareholder.

The Shareholders Agreement also provides for the business and affairs of 123 Investments to be governed by a board of directors consisting of at least five persons, of which three will be appointed by the Company and two will be appointed by the Shareholders. The number of members on the board may be increased (but not decreased) with the consent of a Super Majority In Interest. The initial directors appointed by the Company will be Mehdi Al Abduwani (a member of the Board of Directors of the Company), Ian Barnett, and Muhammad Azhar Saeed (the Chief Financial Officer of the Company), and the initial directors appointed by the Shareholders will be Stephen Buck and John Patrick Bywater, the Shareholders.  The Shareholders Agreement also provides that certain transactions involving 123 Investments can only be affected with approval of a Super Majority In Interest.

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The Shareholders Agreement remains in full force and effect until 123 Investments and a Super Majority In Interest, agree in writing to its termination or until the first to occur of (i) offering of shares of 123 Investments pursuant to a registration statement effective under the Securities Act; (ii) the purchase by one shareholder of all the issued and outstanding shares of 123 Investments; or (iii) the dissolution, bankruptcy or receivership of 123 Investments.

The representations, warranties and covenants of each party set forth in the Exchange Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to, the Exchange Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Exchange Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact.

The Shareholders, in respect of each year in which 123 Investments earns an after-tax net profit, and notwithstanding anything in this Agreement to the contrary, but subject to all applicable laws, be entitled to receive from 123 Investments, as a management fee (the “Management Fee”), the sum of five percent (5%) of 123 Investments’ net profit, subject to applicable law, provided that such Management Fee shall undergo a reduction of twenty percent (20%), to four percent (4%) of 123 Investments’ after-tax net profit, in the event the Shareholders’ collective shareholding in 123 Investments drops to equal or less than forty percent (40%) of the total shares, and shall undergo further proportionate reductions for every drop in the Shareholders’ collective shareholding in 123 Investments up until the level of a thirty-four percent (34%) ownership interest therein (i.e., will drop by 1/6th for each decrease in ownership of the Shareholders below forty percent (40%), and the Shareholders shall no longer be entitled to receive any Management Fee from 123 Investments if their collective shareholding in 123 Investments falls below the thirty-four percent (34%) level). No Management Fee shall be due, or earned, by any Shareholder, following any applicable date that (i) the Performance Targets are not met as of the end of the third (3rd) financial year following the date that the Credit Facility is made available to 123 Investments; or (ii) any Shareholder is in breach of any term or condition of any of the agreements entered into in connection with the Exchange Agreement.

Voting Agreement

The Exchange Agreement also provided that the shareholders of the Company, including the Shareholders and our majority shareholders, Babar Ali Syed and Muhammad Azhar Saeed, who held 59% and 19% of the Company’s outstanding shares of common stock, respectively, as of the parties entry into the Voting Agreement (the “Majority Shareholders”), would enter into a Voting Agreement, which was entered into on November 25, 2025 (the “Voting Agreement”).  Pursuant to the Voting Agreement, the Shareholders appointed the Majority Shareholders with a power of attorney and irrevocable proxy to vote all shares of Company securities held by the Shareholders from time to time (including Series A Preferred Stock and Company common stock which will be received pursuant to the Closing of the Exchange Agreement) until the earlier of (i) January 1, 2029, (ii) the date that the Shareholders hold no shared of Company securities, or (iii) the date on which the Majority Shareholders have notified the Shareholders that the Voting Agreement has been terminated. The Voting Agreement also prohibits the Shareholders from selling, transferring, or pledging Company securities without the consent of the Majority Shareholders or in violation of the Lock-Up Agreement (discussed below).

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Lock-Up Agreement

The Exchange Agreement also required the Shareholders to enter into a Lock-Up and Leak-Out Agreement with the Company (the “Lock-Up Agreement”), pursuant to which the Shareholders agreed not to directly or indirectly transfer or pledge any shares of Company common stock issuable upon conversion of the Series A Preferred Stock for a period of two years after such conversion, without the prior written consent of the Company,  except that any Shareholder may transfer: (a) up to 7.5% of such Shareholder’s then individual shareholding in the Company’s common stock in any rolling period of three (3) consecutive months, and (b) subject to such Shareholder transferring a total of no more than thirty percent (30%) of such aggregate shareholding during the entirety of the two year period (based on the original shares issued upon conversion of the Series A Preferred Stock), subject to certain customary exceptions.

* * * * *

The foregoing description of the Exchange Agreement, Shareholders Agreement, Voting Agreement, and Lock-Up Agreement above, is subject to, and qualified in its entirety by, the Exchange Agreement, Shareholders Agreement, Voting Agreement, and Lock-Up Agreement, attached as Exhibits 2.1, 10.1, 10.2, and 10.3 hereto, respectively, which are incorporated into this Item 1.01 by reference in their entirety.

Item 3.02 Unregistered Sales of Equity Securities.

The information and disclosures set forth in Item 1.01 above are incorporated by reference into this Item 3.02 in their entirety.

The offer and sale of the Closing Series A Stock, the Closing Company Common Stock, the Holdback Shares (to the extent due and issued), the Earnout Shares (to the extent due and issued), and to the extent that the Shareholders are eligible and desire to effect the Put Option in the future, the Put Option Shares, are intended to be exempt from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act, since the foregoing offer, sales and planned issuances were/will not involve a public offering, the recipients have confirmed that they are “accredited investors”, and the recipients will acquire the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. The securities are subject to transfer restrictions, and the securities will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

In the event the Closing Series A Stock are converted in full and the Holdback Shares are issued in full, and are thereafter converted in full, a maximum of 4,600,000 shares of common stock of the Company would be issued.

Item 3.03 Material Modification to Rights of Security Holders.

The information and disclosures set forth in Item 5.03 below are incorporated by reference into this Item 3.03 in their entirety.

Item 5.03 Amendments to Designation of Incorporation or Bylaws; Change in Fiscal Year.

On November 25, 2025, the Company submitted for filing to the Secretary of State of Nevada, a Certificate of Designation of GlobalTech Corporation Establishing the Designations, Preferences, Limitations and Relative Rights of its Convertible Series A Preferred Stock (the “Series A Designation”), which was filed with the Secretary of State of Nevada on November 25, 2025, effective as of the same date. The Series A Designation designated 92,000 shares of Series A Preferred Stock.

The Series A Designation provides for the Series A Preferred Stock to have the following terms:

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Convertible Series A Preferred Stock

Dividend Rights. The Series A Preferred Stock will not accrue any dividends or participate in any dividends.

Liquidation Preference. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of the Series A Preferred Stock are entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the greater of (a) the Stated Value (the “Liquidation Preference”); and (b) the total amount of consideration which would have been payable upon such Liquidation if the Series A Preferred Stock was converted into common stock in full immediately prior to such Liquidation, for each share of Series A Preferred Stock, before any distribution or payment is made to the holders of any junior securities, but after the payment of any liquidation preference of any holder of senior securities, and if the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series A Preferred Stock are to be ratably distributed among the holders of the Series A Preferred Stock in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Conversion Rights.

Optional Conversion: During a 60-day period (the “Optional Conversion Period”) beginning on March 31, 2026, or June 1, 2026 if an application for Uplisting is pending as of March 31, 2026 (the “Optional Conversion Date”), each holder of Series A Preferred Stock may, at its option, convert its shares of Series A Preferred Stock into that number of shares of common stock equal to $100 (the “Stated Value”), divided by the greater of (i) $2.00 or (ii)  the initial sales price of the Company’s common stock on the Nasdaq Capital Market, Nasdaq Global Market, or NYSE American, multiplied by 0.80 (the “Conversion Price”), subject to adjustment for stock splits and stock dividends, with any fractional shares rounded up to the nearest whole share.

Automatic Conversion: Each share of Series A Preferred Stock will automatically convert to Company common stock (the “Automatic Conversion”) on the earlier of (i) the date that the Uplisting is approved and (ii) the last day of the Optional Conversion Period, into that number of shares of common stock equal to the Stated Value of such share of Series A Preferred Stock, divided by (1) for an Automatic Conversion occurring on the date that the Uplisting is approved, (a) the initial sales price of the Company’s common stock on the Nasdaq Capital Market, Nasdaq Global Market, or NYSE American, multiplied by (b) 0.80; and (2) for an Automatic Conversion occurring on the last day of the Optional Conversion Period, the greater of (x)(a) the initial sales price of the Company’s common stock on the Nasdaq Capital Market, Nasdaq Global Market, or NYSE American on the date that the Uplisting is approved, multiplied by (b) 0.80; and (y) $2.50, subject in each case to adjustment for stock splits and stock dividends, with any fractional shares rounded up to the nearest whole share.

Voting Rights. The shares of Series A Preferred Stock have no voting rights, except in connection with the protective provisions discussed below.

Protective Provisions. So long as any shares of Series A Preferred Stock are outstanding, the Company cannot without first obtaining the approval of the holders of a majority of the then outstanding shares of Series A Preferred Stock, voting together as a class:

(a) Amend any provision of the Series A Designation;

(b) Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Convertible Preferred Stock;

(c) Adopt or authorize any new designation of any preferred stock or capital stock or amend the Articles of Incorporation of the Company in a manner which (i) provides any holder of common stock or preferred stock any rights upon a liquidation of the Company which are prior and superior to those of the holders of the Series A Preferred Stock; or (ii) adversely affects the rights, preferences and privileges of the Series A Preferred Stock (provided that no (1) increase in the number of authorized shares of common stock or preferred stock of the Company; or (2) designation of a new series of preferred stock of the Company which has rights junior or pari passu (except in the event of a liquidation event, in which case the rights of the Series A Preferred Stock shall be senior) to the Series A Preferred Stock shall be deemed to adversely affect the rights, preferences and privileges of the Series A Preferred Stock);

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(d) Effect an exchange, or create a right of exchange, cancel, or create a right to cancel, of all or any part of the shares of another class of shares into shares of Series A Preferred Stock;

(e) Alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely the shares of such series; or

(f) Issue any shares of Series A Preferred Stock, except pursuant to the terms of the Exchange Agreement.

Redemption Rights. The shares of Series A Preferred Stock have no redemption rights, except in connection with the protective provisions discussed below.

* * * * *

The foregoing description of the Series A Preferred Stock and Series A Designation is only a summary of the material terms of such Series A Preferred Stock and Series A Designation and does not purport to be complete and is qualified in its entirety by reference to the full text of the Series A Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On December 2, 2025, the Company published a press release announcing the entry into the Exchange Agreement, among other things. A copy of the press release is included herewith as Exhibit 99.1 and the information in the press release is incorporated by reference into this Item 7.01.

The information responsive to Item 7.01 of this Form 8-K and Exhibit 99.1 attached, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
2.1*#	Share Exchange Agreement dated November 24, 2025, and effective November 25, 2025, by and between GlobalTech Corporation, 123 Investments Limited, and the Shareholders of 123 Investments Limited
3.1*

Certificate of Designation of GlobalTech Corporation Establishing the Designations, Preferences, Limitations and Relative Rights of its Convertible Series A Preferred Stock, filed with the Secretary of State of Nevada on November 25, 2025

10.1*	Shareholders Agreement dated November 24, 2025, and effective November 25, 2025, by and between GlobalTech Corporation and the other Shareholders of 123 Investments Limited
10.2*	Voting Agreement dated November 24, 2025, and effective November 25, 2025, by and among Stephen Buck and John Patrick Bywater and Babar Ali Syed and Muhammad Azhar Saeed
10.3*	Lock-Up and Leak-Out Agreement between GlobalTech Corporation and the other Shareholders of GlobalTech Corporation
99.1**	Press Release Dated December 2, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

** Furnished herewith.

# Certain schedules and exhibits have been omitted pursuant to Items 601(b)(2)(ii) and Item 601(b)(10)(iv) of Regulation S-K. A copy of any omitted schedule or Exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or Exhibit so furnished.

Forward- Looking Statements

This Current Report on Form 8-K and Exhibit 99.1 hereto contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act, as amended. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties, many of which are beyond our control, that may cause actual results or events to differ materially from those projected. These risks and uncertainties, many of which are beyond our control, include risks described in the section entitled “Risk Factors” and elsewhere in our Annual Reports on Form 10-K and in our other filings with the SEC, including, without limitation, our reports on Forms 8-K and 10-Q, all of which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GlobalTech Corporation

/s/ Dana Green
Dana Green Chief Executive Officer

Date: December 2, 2025

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